Exhibit 10.9

BASIC ENERGY SERVICES, INC.
Management Incentive Plan

Time-Based Restricted Stock Unit Award Agreement

Grantee: <<First Name>> <<Last Name>>
This Time-Based Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Basic Energy Services, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”), effective as of December [23], 2016 (the “Date of Grant”).
RECITALS

WHEREAS, the Company has adopted the Basic Energy Services, Inc. Management Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to receive shares of Common Stock or cash upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Restricted Stock Units”).
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant [●] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2.	Vesting of Restricted Stock Units. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock Units shall vest as follows:

(a)
General. Except as otherwise provided in this Section 2, the Restricted Stock Units shall vest according to the following schedule, subject to the Participant’s continued Service through each applicable vesting date:

December [23], 2016 – [●] Restricted Stock Units
December [23], 2017 – [●] Restricted Stock Units
December [23], 2018 – [●] Restricted Stock Units

(b)
Termination without Cause; Resignation for Good Reason. If the Participant’s Service is terminated by the Company without Cause or the Participant resigns from Service for Good Reason (as defined below), any portion of the then unvested Restricted Stock Units that would have vested in accordance with Section 2(a) above had the Participant continued his or her Service during the 12 months following such termination or resignation shall vest on such termination or resignation date.

For purposes of this Agreement, “Good Reason” shall have the meaning ascribed to such term in the Participant’s employment agreement with the Company as in effect on the Date of Grant or if the Participant is not subject to an employment agreement or “Good Reason” is not defined therein, then “Good Reason” shall mean (i) a reduction in the Participant’s base salary and annual target bonus opportunity in affect as of the termination date; (ii) a reduction in benefits comparable in the aggregate to those enjoyed by the Participant under the Company’s retirement, life insurance, medical, dental, health, accident and disability plans in which the Participant was participating immediately prior to the termination date; (iii) a relocation of more than fifty (50) miles of the Participant’s principal office with the Company or its successor; or (iv) a material diminution in the Participant’s title, authority or duties. Notwithstanding the foregoing definition of “Good Reason,” the Participant cannot terminate his or her Service hereunder for Good Reason unless he or she (i) first notifies the Board or the Committee in writing of the event (or events) which the Participant believes constitutes a Good Reason event within 120 days from the date of such event, and (ii) provides the Company with at least 30 days to cure such Good Reason event and the Company fails to cure within such period.

(c)	Disability; Death. All unvested Restricted Stock Units shall fully vest upon the Participant’s Disability or death, subject to continued Service through such date.

(d)	Change of Control. All unvested Restricted Stock Units shall fully vest upon a Change of Control, subject to continued Service through such date.

(e)
Forfeiture. Any unvested Restricted Stock Units will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason (other than as set forth in Section 2(b), (c) and (d) above).

3.
Dividend Equivalent Rights. Each Restricted Stock Unit is granted together with dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion. Any payments made pursuant to dividend equivalent rights will be paid on the date of settlement as set forth in Section 4 below.

4.	Payment

(a)
Settlement. Promptly following the vesting date of the Restricted Stock Units (but no later than 30 days following such vesting date), the Company shall deliver to the Participant (or Participant’s legal representatives of the estate of Participant) a number of shares of Common Stock equal to the aggregate number of Restricted Stock Units that vest as of such date. No fractional shares of Common Stock shall be delivered; the Company shall pay cash in respect of any fractional shares of Common Stock. The Company may deliver such shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares of Common Stock to be issued in respect of the Restricted Stock Units, registered in the name of the Participant. The Company, it in sole discretion, has the option to settle the Restricted Stock Units in cash (subject to applicable withholding taxes).

(b)
Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any shares of Common Stock deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the amount necessary to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. If the Restricted Stock Units are settled in shares of Common Stock, all or a portion of the applicable withholding taxes may be paid by reducing the number of shares of Common Stock otherwise deliverable upon such settlement by the number of shares of Common Stock having an aggregate Fair Market Value equal to the applicable withholding taxes (or a portion thereof). If the Restricted Stock Units are settled in cash, the Company shall deduct or withhold automatically from the cash deliverable to the Participant under this Agreement, or require the Participant or the Participant’s representative to remit to the Company, in each case, the applicable withholding taxes.

5.
Adjustment of Shares of Common Stock. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, the Restricted Stock Units may be adjusted in accordance with Section 4.4 of the Plan.

6.	[Restrictive Covenant.][1]

(a)
Non-Competition. In consideration of the Options granted hereunder and other consideration payable to the Participant from time to time by the Company and its affiliates, the Participant hereby agrees that during his or her employment with the Company and (i) for a period of two (2) years following the date of the Participant’s termination of employment for any reason other than (A) by the Participant for Good Reason or (B) by the Company other than for Cause, or (ii) for a period of six (6) months following the such date of termination (A) by the Participant for Good Reason or (B) by the Company for a reason other than Cause, unless such termination is within 12 months following a Change of Control (in which case the following restrictions shall not apply), the Participant will not, directly or indirectly (as a principal, agent, owner, employee, consultant or otherwise), in any county in the United States, or otherwise within one hundred fifty (150) miles of where the Company or any of its Subsidiaries or affiliates are conducting any business as of the date of termination (or have conducted any business twelve (12) months prior to such date of termination) (the “Territory”):

1Only include for participants who are not party to employment agreements with the Company.

(i)	engage in any business competitive with the business conducted by the Company or its affiliates or Subsidiaries;

(ii)
render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by the Company or its affiliates or Subsidiaries; or

(iii)
solicit business, or attempt to solicit business within the Territory, in products or services competitive with any products or services sold (or offered for sale) by the Company or any affiliate, from the Company’s or affiliate’s customers or prospective customers, or those individuals or entities with whom the Company or affiliate did any business during the two-year period ending on the Participant’s termination date;

provided, however, the foregoing and this Section 9 shall not prohibit or be construed to prohibit the Participant from owning less than 2% of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the-counter market even if such entity or its affiliates are engaged in competition with the Company or a Subsidiary or affiliate of the Company.

(b)
Remedies. The Participant acknowledges that the restrictions contained herein, in view of the nature of the Company’s business, are reasonable and necessary to protect the Company’s legitimate business interests, and that any violation of this Agreement would result in irreparable injury to the Company. In the event of a breach or a threatened breach by the Participant of this Section 9, the Company shall be entitled to a temporary restraining order and injunctive relief restraining the Participant from the commission of any breach, and to recover the Company’s attorneys’ fees, costs and expenses related to the breach or threatened breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees, and costs. The covenant herein shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.

(c)
Interpretation. If any restriction set forth in this Section 9 is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable, it shall be modified to the minimum extent necessary to render the modified restriction valid, legal and enforceable. The parties intend that the non-competition provision contained herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

7.	Miscellaneous Provisions

(a)
Securities Laws Requirements. No shares of Common Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any shares of Common Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares of Common Stock.

(b)
Rights of a Shareholder of the Company. Prior to settlement of the Restricted Stock Units in shares of Common Stock, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any shares of Common Stock underlying the Restricted Stock Units.

(c)
Transfer Restrictions. The shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(d)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(e)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s Vice President of Human Resources and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(f)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(k)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(l)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, if applicable. Such on-line or electronic system shall satisfy notification requirements discussed in Section 7(e).

(n)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the dates set forth below.

PARTICIPANT                    BASIC ENERGY SERVICES, INC.

_________________________________        _________________________________
Name: ___________________________        By: ______________________________
Date: ___________________________        Title: _____________________________
Date: _____________________________

[Signature Page – Restricted Stock Unit Award Agreement]